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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PREMIUM STANDARD FARMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

August 8, 2005

Dear Shareholder:

     As a shareholder of Premium Standard Farms, Inc., you are cordially invited to the Annual Meeting of Shareholders to be held on September 8, 2005, at 9:00 a.m. CDT, in Conference Room 1A of the First Floor of the South Tower of State Street’s offices at 805 Pennsylvania Avenue, Kansas City, Missouri 64105. The enclosed notice of the meeting and Proxy Statement contains detailed information about the business to be transacted at the meeting. Also contained in this package is our Annual Report, filed on Form 10-K, for the fiscal year ended March 26, 2005, which sets forth additional important business and financial information about us.

     On behalf of the Board of Directors and management, I cordially invite you to attend the 2005 Annual Meeting of Shareholders.

     The prompt return of your Proxy in the enclosed postage prepaid envelope will ensure that as many shares as possible are represented.

Very truly yours,

PREMIUM STANDARD FARMS, INC.

/s/ John M. Meyer

John M. Meyer
Chief Executive Officer

Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INTRODUCTION
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE:
PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE REPORT
GENERAL INFORMATION
CHARTER OF THE AUDIT COMMITTEE
PROXY CARD

PREMIUM STANDARD FARMS, INC.
805 Pennsylvania Avenue, Suite 200
Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 8, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Premium Standard Farms, Inc., a Delaware corporation (the “Company”), will be held on September 8, 2005, at 9:00 a.m. CDT, in Conference Room 1A of the First Floor of the South Tower of State Street’s offices at 805 Pennsylvania Avenue, Kansas City, Missouri 64105, for the following purposes:

          1. To elect two Class I Directors to serve for a three year term until the 2008 Annual Meeting of Shareholders of the Company to be held in the Company’s 2009 fiscal year;

          2. To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for fiscal year 2006; and

          3. To consider and act upon any other matters which may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     In accordance with the provisions of the Company’s Bylaws, the Board of Directors has fixed the close of business on August 5, 2005 as the record date for the determination of the holders of common stock of the Company entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors of the Company solicits you to sign, date and promptly mail the Proxy in the enclosed postage prepaid envelope, whether or not you intend to be present at the Annual Meeting of Shareholders.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Gerard J. Schulte

Gerard J. Schulte
Secretary

Kansas City, Missouri
August 8, 2005

PREMIUM STANDARD FARMS, INC.
805 Pennsylvania Avenue, Suite 200
Kansas City, Missouri 64105

——————————————

PROXY STATEMENT

——————————————

INTRODUCTION

General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Premium Standard Farms, Inc., a Delaware corporation (the “Company”), for use at the 2005 Annual Meeting of Shareholders of the Company to be held on September 8, 2005, at 9:00 a.m. CDT, in Conference Room 1A of the First Floor of the South Tower of State Street’s offices at 805 Pennsylvania Avenue, Kansas City, Missouri 64105, and any adjournment thereof (the “Annual Meeting”). The Company anticipates mailing this Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting of Shareholders, and the Company’s Annual Report for the fiscal year ended March 26, 2005 to the holders of record of outstanding shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) as of August 5, 2005, on or about August 8, 2005.

Who Can Vote

     Only the holders of record of shares of Common Stock as of the close of business on August 5, 2005 are entitled to vote on the matters to be presented at the Annual Meeting, either in person or by proxy. Holders of shares of Common Stock are entitled to one vote per share outstanding in their names on the record date with respect to such matters. At the close of business on July 21, 2005, there were outstanding and entitled to vote a total of 31,314,009 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

How To Vote

     You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. The persons designated as proxies were selected by the Board of Directors and are officers and directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with shareholders’ instructions. If no instructions are given, duly executed Proxies will be voted as follows:

1.	to elect two Class I Directors to serve for a three year term until the 2008 Annual Meeting of Shareholders of the Company to be held in the Company’s 2009 fiscal year;

2.	to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2005; and

3.	in the discretion of the proxy holder as to any other matter properly coming before the Annual Meeting.

Revocation of Proxies

     Your Proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy, but your Proxy will not be used if you attend the Annual Meeting and prefer to vote in person.

Voting and Quorum Requirements

     The presence in person or represented by proxy of holders of a majority of all outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A

“broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm even if the broker does not receive voting instructions from you.

     A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “For” or “Withheld” affect the outcome. Abstentions are not counted for purposes of the election of directors.

     A majority vote of the quorum present is required to approve the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Abstentions are treated as votes “Against” this proposal.

     ContiGroup Companies, Inc. (“ContiGroup”) owns approximately 52.5% of the Company’s outstanding Common Stock, which is a sufficient number of shares to constitute a quorum and to cause the election of the two Class I Directors and to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. ContiGroup has indicated to the Company that it intends to vote “For” the election of John M. Meyer and Paul J. Fribourg as Class I Directors and “For” ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Company’s Bylaws and that the Company’s directors are divided into three classes (designated a Class I, Class II and Class III), with each class being as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits. Each year the term of office of one class of directors expires. The Board of Directors currently consists of eight members. The Board of Directors has determined that all seven current non-employee members of the Board of Directors are independent directors as required by the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market.

     The Board of Directors intends to present for action at the Annual Meeting the election of John M. Meyer and Paul J. Fribourg, as Class I Directors to serve for a three year term until the 2008 Annual Meeting of Shareholders to be held in the Company’s 2009 fiscal year and until their respective successors are duly elected and qualified. Messrs. Meyer and Fribourg are current Class I Directors, and their current terms expire as of the Annual Meeting. Dean A. Mefford, a Class I Director with his current term expiring as of the Annual Meeting, was not renominated.

     The directors in Class II (Michael J. Zimmerman, Ronald E. Justice and Maurice L. McGill) and the directors in Class III (Vart K. Adjemian and William R. Patterson) have been elected to terms expiring at the time of the 2006 and 2007 Annual Meetings of Shareholders to be held in fiscal years 2007 and 2008, respectively. No shareholder may vote in person or by proxy for greater than two nominees at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

     It is intended that shares represented by a Proxy given pursuant to this solicitation will be voted in favor of the election of John M. Meyer and Paul J. Fribourg as the Class I Directors, unless such authority is specifically withheld. In the event that any of such persons should become unavailable for election, it is intended that the shares of Common Stock represented by the Proxy will be voted for such substitute nominee as may be recommended by the Nominations and Corporate Governance Committee and nominated by the Board of Directors. The above named persons have indicated willingness to serve if elected and it is not anticipated that any of them will become unavailable for election.

     The Amended and Restated Bylaws of the Company provide that advance notice of shareholder nominations for an election of directors must be given. Written notice of the shareholder’s intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than 120 days in advance of the date of such meeting in the case of an annual meeting and, in the case of a special meeting, not more than seven days following the date of notice of the meeting. The notice must contain: (a) the name and address (both business and residential) of the shareholder who intends to make the nomination and of the person or persons to be nominated and the principal employment of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) the class and number of shares beneficially owned (as defined in Rule 13d-3 as then in effect under the Securities Exchange Act of 1934 (the “Exchange Act”)) by such nominating shareholder and each nominee proposed by such shareholder, (d) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made, (e) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as then in effect, if the Company were soliciting proxies for the election of such nominees, and (f) the written consent of the nominee to serve as a director of the Company if so elected.

     No such notice has been received, and the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director. Nominees recommended by shareholders of the Company in accordance with the Company’s advance notice provision will be considered by the Nominations and Corporate Governance Committee for recommendation for nomination by the Board of Directors.

     The following table sets forth certain information as to the persons nominated by the Board of Directors for election as directors of the Company and each director whose term of office will continue after the Annual Meeting:

Name	Age	Director Since
To Serve in Office Until Fiscal Year 2009 (Class I)
John M. Meyer	43	1998
Paul J. Fribourg (2) (3)	51	1998

To Serve in Office Until Fiscal Year 2007 (Class II)
Michael J. Zimmerman (2) (3)	54	1998
Ronald E. Justice (1)	60	1996
Maurice L. McGill (1) (3)	68	1996

To Serve in Office Until Fiscal Year 2008 (Class III)
Vart K. Adjemian	62	1999
William R. Patterson (1)	63	2005

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of the Nominations and Corporate Governance Committee.

     Vart K. Adjemian has been a director since September 1999. Mr. Adjemian retired from ContiGroup on April 1, 2005. From February 2001 to his retirement, Mr. Adjemian served as Executive Vice President and Chief Operating Officer of ContiGroup. From 1999 to February 2001, he served as Executive Vice President of ContiGroup and as Chief Executive Officer of the ContiIndustries, an operating group of ContiGroup. From 1998 to 1999, he was Senior Vice President of ContiGroup, and from 1996 to 1998, he was President of the Commodity Marketing Group of ContiGroup.

     Paul J. Fribourg has been a director since May 1998. Mr. Fribourg has served as Chairman, President and Chief Executive Officer of ContiGroup since 1999. From 1997 to 1999, he served as Chairman, President and Chief Executive Officer of Continental Grain and, from 1996 to 1997, he served as Chief Operating Officer of Continental Grain. Mr. Fribourg is currently a director of Lowes Corporation, a diversified financial corporation, Vivendi Universal, a media and telecom company, and Power Corporation of Canada, a diversified management and holding company.

     Ronald E. Justice has been a director since September 1996. Mr. Justice has been an Adjunct Professor in Business Studies at Brookhaven College since April 2001. He served as Executive Vice President of Operations of Consolidated Container Company, a producer of plastic containers for consumer products, from September 1998 to April 2000. Mr. Justice was the Senior Vice President of Operations of Scotts Co., a supplier and marketer of consumer lawn and garden care products, from July 1995 to September 1998.

     Maurice L. McGill has been a director since September 1996. Mr. McGill has served as the President of Wirmac Corp., a private investment company, since 1986 and as a general partner of McGill Partners, a private investment company, since 1989.

     John M. Meyer has been a director and our Chief Executive Officer since May 1998. Prior to May 1998, he served 15 years with ContiGroup, most recently as Vice President and General Manager of ContiGroup’s pork division. While with ContiGroup, Mr. Meyer served in the sales, credit and financial services functions.

     William R. Patterson has been a director since May 2005. Mr. Patterson is a founder of Stonecreek Management, L.L.C., a private investment management firm and has been a manager at Stonecreek since August 1998. Prior to joining Stonecreek, he was Executive Vice President and Chief Financial Officer of the Company. Mr. Patterson is also a director of American Italian Pasta Company, a manufacturer of pasta, and Collins Industries, Inc., a manufacturer of ambulances, school buses and terminal tractors.

     Michael J. Zimmerman has been our Chairman of the Board of Directors since May 1998. Mr. Zimmerman has been Executive Vice President and Chief Financial Officer of ContiGroup, Inc. since 1999. From 1996 to 1999, he served as Senior Vice President — Investments and Strategy of ContiGroup and President of its ContiInvestments subsidiary. Prior to joining ContiGroup in 1996, he was a Managing Director of Salomon Brothers Inc. Mr. Zimmerman is currently a director of Overseas Shipholding Group, Inc., a bulk-shipping company. He also is a director of Financial Federal, Inc., a nationwide equipment, finance and leasing company.

Meetings of the Board of Directors and Board Committees

     The Board of Directors has established Audit, Compensation and Nominations and Corporate Governance Committees of the Board of Directors. The Board of Directors has adopted a written charter for each of these committees. The full text of each charter is available on the Company’s website located at www.psfarms.com. The Board of Directors does not have an executive committee. During fiscal year 2005, the Board of Directors held 4 regular meetings and no special meetings, the Audit Committee held 5 meetings, the Compensation Committee held 1 meeting and the Nominations and Corporate Governance Committee held no meetings. Each director attended at least 75% of the total meetings of the Board of Directors and the Board of Directors committees on which the director served during the fiscal year.

Committees of the Board

     Members of the Compensation Committee, Audit Committee and Nominations and Corporate Governance Committee serve at the pleasure of the Board of Directors.

     Compensation Committee. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards. Currently, Mr. Zimmerman is chairman of the Compensation Committee.

     Audit Committee. The Audit Committee is responsible for reviewing our financial statements, audit reports, internal financial controls and the services performed by the independent registered public accounting firm, and for making recommendations with respect to those matters to the Board of Directors. The Board of Directors has determined that Mr. McGill, the current chairman of the Audit Committee, and Mr. Patterson qualify as “audit committee financial experts” within the meaning of the regulations of the SEC.

     Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee is responsible for (a) recommending candidates for election to the Board of Directors, (b) overseeing the organization and membership of the Board of Directors, (c) structuring and overseeing the operations of our various committees of the Board of Directors, (d) planning for the succession of our key officers and employees, (e) overseeing, reviewing and making periodic recommendations concerning our corporate governance policies and (f) dealing with all other matters related to corporate governance and the rights and interest of our shareholders, as directed by the Board of Directors. Currently, Mr. Fribourg is chairman of the Nominations and Corporate Governance Committee. The Board of Directors has determined that each of the members of this committee is an “independent director” within the meaning of the Nasdaq Marketplace Rules.

Director Nomination Process

     Nominees may be suggested by the Board of Directors, a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors at the meeting of shareholders at which directors will be elected. In identifying and considering candidates for nomination to the Board of Directors, the Nominations and Corporate Governance Committee considers, in addition to the requirements set out in the Nominations and Corporate Governance Committee Charter, experience and expertise of the nominee compared to the range of talent and experience represented on the Board of Directors.

     In its assessment of each potential candidate, the Nominations and Corporate Governance Committee will conduct a background evaluation and review the nominee’s judgment; character and integrity; experience in business; independence; understanding of the Company’s business or other related industries; and such other factors the Nominations and Corporate Governance Committee determines are pertinent in light of the current needs of the Board of Directors. The Nominations and Corporate Governance Committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director.

     Shareholders who wish the Nominations and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Nominations and Corporate Governance Committee in care of the Company’s Secretary, Premium Standard Farms, Inc., 805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105, in accordance with the procedures described in “Election of Directors,” above. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to other potential nominees considered by the Nominations and Corporate Governance Committee.

Shareholder Communications

     The Board has a procedure for shareholders to send written communications to an individual director or the Board of Directors as a group. Such communications must be clearly addressed either to the Board of Directors or any individual director, at the election of the shareholder, and sent to the Secretary of the Company, who will forward any communications received as indicated thereon:

Premium Standard Farms, Inc.
Secretary
805 Pennsylvania, Suite 200
Kansas City, Missouri 64105

Director Compensation

     We have agreed to pay each member of the Board of Directors $1,000 per meeting, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the performance of duties as a director. In addition, each director who is not affiliated with ContiGroup receives $20,000 per year in exchange for his or her services. Members of the Audit and Compensation Committees receive an additional $1,000 per meeting. In addition, the Chairman of the Audit Committee receives an additional $5,000 per year. Our 2005 Long Term Incentive Plan, discussed below, also permits options, stock appreciation rights, restricted stock, performance units and performance shares to be granted to our employees, non-employee directors and consultants. We have made no grants to our non-employee directors or our affiliates under our 2005 Long Term Incentive Plan.

Compensation Committee Interlocks and Insider Participation

     Messrs. Zimmerman, Fribourg and Mefford have served as members of the Compensation Committee since our initial public offering completed on June 13, 2005 (the “Offering”), with Messrs. Zimmerman and Fribourg continuing to serve as members of the Compensation Committee after this Annual Meeting. None of the members of the Compensation Committee at any time has been one of our officers or employees. No interlocking relationship exists, or has existed in the past, between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTOR OF EACH OF THE CLASS I NOMINEES SET FORTH ABOVE.

PROPOSAL TWO:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 25, 2006. Deloitte & Touche LLP has served as auditors for the Company beginning with fiscal year 2003. It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and also will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of the Company’s annual consolidated financial statements for 2005, reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year, and other services rendered by the Deloitte Entities during those periods. All audit and non-audit services provided to the Company were approved by the Company’s Audit Committee.

	Fiscal year ended
	March 27,	March 26,
	2004	2005
Audit Fees	$275,000	$404,857

Audit-Related Fees (1)	10,750	20,650

Total Audit and Audit-related Fees	285,750	425,507

Tax Fees (2)	105,285	58,661

All Other Fees	—	—

Total Fees	$391,035	$484,168

(1)	Audit-related fees consist principally of fees for audits of financial statements of certain employee benefit plans and for routine consultation on accounting and reporting matters that did not directly affect the consolidated financial statements.

(2)	Tax fees consist of fees for tax consultation and tax compliance services.

     In making its determination regarding the independence of Deloitte & Touche LLP, the Audit Committee considered whether the provision of the services covered in the sections herein regarding “Audit-related Fees,” “Tax Fees,” and “All Other Fees” was compatible with maintaining such independence.

Guidelines of Premium Standard Farms, Inc.’s Audit Committee for Pre-Approval of Independent Registered Public Accounting Firm Services

     The Audit Committee of the Board of Directors of the Company has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company:

•	The Audit Committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which must be approved by the Audit Committee prior to the completion of the audit.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The table below sets forth information, as of July 15, 2005 (unless otherwise indicated below), with respect to the beneficial ownership of shares of Common Stock by: (a) each person known to the Company to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, (b) each director, (c) each named executive officer in the Summary Compensation Table, and (d) the executive officers and directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

	Amount and Nature
	of Beneficial	Percent of Shares
Name and Address of Beneficial Owner (1)	Ownership	Outstanding
Principal Shareholders:
ContiGroup Companies, Inc. (2)	16,428,592	52.5%
Directors and Executive Officers:
Paul J. Fribourg (2)	16,428,592	52.5
John M. Meyer (3)	434,384	1.4
Robert W. Manly (4)	325,786	1.0
Stephen A. Lightstone (5)	294,753	*
Calvin R. Held (6)	102,816	*
Richard L. Morris (7)	44,336	*
Michael J. Zimmerman	0	0
Vart K. Adjemian	0	0
Ronald E. Justice	0	0
Maurice L. McGill	0	0
Dean A. Mefford	0	0
William R. Patterson	0	0
All directors and executive officers as a group (15 persons)	17,630,667	56.3

     * Signifies less than 1%

1.	Unless otherwise indicated, the business address of the persons named in the above table is care of Premium Standard Farms, Inc., 805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105.

2.	The shares listed in the table above are shares owned directly by ContiGroup. Mr. Fribourg may be deemed to share voting and investment power with respect to the shares of Common Stock owned directly by ContiGroup by virtue of being the Chairman, Chief Executive Officer and President of ContiGroup. In addition, Mr. Fribourg is one of the co-trustees and, in one case, a beneficiary, of various trusts established for the benefit of certain members of Mr. Fribourg’s family that collectively own or control a majority interest in ContiGroup. Mr. Fribourg disclaims beneficial ownership with respect to all shares except to the extent of his pecuniary interest. The address of ContiGroup Companies, Inc. and Mr. Fribourg is 277 Park Avenue, New York, New York 10172.

3.	Consists of 310,714 shares of Common Stock issuable pursuant to options exercisable within 60 days and 123,670 shares issued pursuant to restricted stock awards.

4.	Consists of 248,572 shares of Common Stock issuable pursuant to options exercisable within 60 days and 77,214 shares issued pursuant to restricted stock awards.

5.	Consists of 227,857 shares of Common Stock issuable pursuant to options exercisable within 60 days and 66,896 shares issued pursuant to restricted stock awards.

6.	Consists of 82,857 shares of Common Stock issuable pursuant to options exercisable within 60 days and 19,959 shares issued pursuant to restricted stock awards.

7.	Consists of 27,342 shares of Common Stock issuable pursuant to options exercisable within 60 days and 16,994 shares issued pursuant to restricted stock awards.

EXECUTIVE COMPENSATION

The following summary compensation table summarizes compensation information with respect to our Chief Executive Officer and our four other most highly compensated executive officers for our three most recent fiscal years. In this Proxy Statement, these individuals are referred to as our “named executive officers.”

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Number of
						Securities	Long-Term
	Fiscal			Other		Underlying	Incentive	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Income($)		Options (1)	Payouts ($)	Compensation ($)(2)

John M. Meyer	2005	$315,000	$900,000	—		—	$—	$7,728
Chief Executive Officer	2004	$315,000	—	—		—	—	$8,000
	2003	$315,000	—	—		—	—	$9,562

Robert W. Manly	2005	$300,000	$775,500	—		—	—	$8,429
President	2004	$300,000	—	—		—	—	$8,690
	2003	$300,000	—	—		—	—	$9,993

Stephen A. Lightstone	2005	$260,000	$632,385	—		—	—	$9,017
Executive Vice President,	2004	$260,000	—	—		—	—	$9,084
Chief Financial Officer and Treasurer	2003	$260,000	—	—		—	—	$10,247

Calvin R. Held	2005	$211,538	$154,155	—		—	—	$6,920
Vice President, Plant Operations	2004	$173,461	$40,000			41,429	—	$8,761
	2003	$162,115	$57,651	—		—	—	$8,406

Richard L. Morris(3)	2005	$205,308	$147,702	—		—	—	$8,959
Vice President, Sales & Marketing	2004	$73,077	$100,000	$45,448	(4)	82,857	—	$1,245

(1)	Consists of options to acquire shares of Common Stock.

(2)	Consists of employer contributions to the 401(k) plan and premiums for group-term life and accidental death and dismemberment insurance. In fiscal years 2003, 2004 and 2005, Mr. Meyer’s employer contributions to the 401(k) plan were $9,562, $8,000 and $7,728, respectively. For Mr. Manly they were $9,400, $8,000 and $7,739, respectively. For Mr. Lightstone they were $8,969, $8,000 and $7,800, respectively. For Mr. Held they were $8,162, $8,539 and $6,592, respectively. Employer contributions to the 401(k) plan for Mr. Morris for fiscal years 2004 and 2005 were $1,231 and $8,871, respectively. Imputed income on group term life insurance provided by the Company in excess of $50,000 in fiscal years 2003, 2004 and 2005 for Mr. Manly was $593, $690 and $690, respectively. For Mr. Lightstone it was $1,278, $1,084 and $1,217, respectively. For Mr. Held it was $244, $222 and $328, respectively. Imputed income on group term life insurance provided by the Company in excess of $50,000 for Mr. Morris in fiscal years 2004 and 2005 was $14 and $88, respectively.

(3)	Mr. Morris joined the Company in November 2003.

(4)	Consists of relocation benefits and car allowance for Mr. Morris in 2004. Relocation benefits paid were $44,414.

Stock Option Grants in Last Fiscal Year

     There were no options granted to our named executive officers in fiscal year 2005.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     None of our named executive officers exercised any options in fiscal year 2005. Set forth below is information relating to the number of options held by our named executive officers as of the end of the fiscal year 2005:

Underlying Unexercised		The-Money Options/SARS
Options at Fiscal Year-End		at Fiscal Year End ($)
Excercisable	Unexercisable	Excercisable	Unexercisable
310,715	—	$313,822	$—
248,572	—	251,058	—
227,857	—	230,136	—
82,857	—	83,686	—
27,343	55,515	27,616	56,070

(1)	The fiscal year-end value of the unexercised in-the-money options listed above has been calculated based on the initial public offering price of $12.50 per share, less applicable exercise price per share, multiplied by the number shares underlying such options.

Compensation Plans

     In conjunction with the Offering, our Compensation Committee and Board of Directors completed a comprehensive review of our executive compensation program. In May 2005, the general terms of the new executive compensation program and employment agreements with Messrs. Meyer, Manly and Lightstone were approved. Under this program, we terminated the 1999 Equity Incentive Plan and Long-Term Incentive Plan, which will not affect outstanding options or previously accrued amounts, and replaced them with (1) a new equity incentive plan with the intention of making annual grants of stock options and restricted stock to executives at the Vice President level or higher, (2) ownership guidelines for executives who are at the Vice President or higher level, and (3) a restricted stock match to the Chief Executive Officer, President and Chief Financial Officer to encourage personal investment and assist in meeting the foregoing ownership guidelines.

Employment Agreements

     We entered into an employment agreement with Mr. Meyer, effective June 13, 2005, with a stated term of 24 months. Mr. Meyer will receive as compensation (1) a base salary of not less than $395,000 per annum, (2) participation in our annual bonus target opportunity with a target annual bonus of not less than 100% of base salary and a maximum annual bonus of 300% of base salary, and (3) participation in the long-term incentive program with an annual incentive target of not less than 100% of base salary through a combination of stock options and restricted stock. See, “2005 Long Term Incentive Plan” below. Mr. Meyer also received upon consummation of the Offering an additional restricted stock award for $1,000,000 of shares. This award of 80,000 shares (based on the initial public offering price of $12.50 per share) will vest 75% if he remains an employee for three years after the Offering, 87 1/2% if he remains an employee for four years after the Offering and 100% if he remains an employee for five years after the Offering and provided he continues to satisfy certain stock ownership requirements. He will also fully vest if he is terminated by the Company without cause or voluntarily terminates with good reason (such as the assignment of duties materially inconsistent with his position, relocation of more than 60 miles, a reduction in annual base salary or the failure of a successor company to assume in writing the Company’s obligations under the employment agreement). Under this employment agreement, it is expected that if Mr. Meyer is terminated without cause or voluntarily terminates with good reason, in addition to accrued unpaid base salary through the date of termination, he would be entitled to receive (1) two times the sum of his base salary plus the target bonus then in effect payable over 24 months, (2) a portion of his target bonus representing the pro rata portion of the year completed prior to termination, (3) all stock options and restricted stock grants made under any long-term incentive and deferred compensation plans in which he participated will become fully vested, and (4) the continuation of medical and certain other benefits for a period of 24 months following termination. The employment agreement also imposes certain noncompetition and confidentiality requirements on Mr. Meyer.

     We also entered into employment agreements with Messrs. Manly and Lightstone, effective June 13, 2005, with stated terms of 18 months. Messrs. Manly and Lightstone will receive as compensation (1) a base salary of not less than $360,000 and $275,000 per annum, respectively, (2) participation in our annual bonus target opportunity with a target annual bonus of not less than 85% and 75% of base salary, respectively, and a maximum annual bonus of 250% of base salary, and (3) participation in the long-term incentive program with an annual incentive target of not less than 85% and 75% of base salary, respectively, through a combination of stock options and restricted stock. See, “2005 Long Term Incentive Plan” below. Each of Messrs. Manly and Lightstone also received upon consummation of the Offering an additional restricted stock award for $500,000 of shares. This award of 40,000 shares (based on the initial public offering price of $12.50 per share) to each of Messrs. Manly and Lightstone will vest 70% if he remains an employee for three years after the Offering, 85% if he remains an employee for four years after the Offering and 100% if he remains an employee for five years after the Offering and provided he continues to satisfy certain stock ownership requirements. Each will also fully vest if he is terminated by the Company without cause or voluntarily terminates with good reason. Under these employment agreements, it is expected that if Mr. Manly or Mr. Lightstone is terminated without cause or voluntarily terminates with good reason, in addition to accrued unpaid base salary through the date of termination, he would be entitled to receive (1) one and one-half times the sum of his base salary plus the target bonus then in effect payable over 18 months, (2) a portion of his target bonus representing the pro rata portion of the year completed prior to termination, (3) all stock options and restricted stock grants made under any long-term incentive and deferred compensation plans in which he participated will become fully vested, and (4) the continuation of medical and certain other benefits for a period of 18 months following termination. The employment agreements also impose certain noncompetition and confidentiality requirements on Messrs. Manly and Lightstone.

2005 Long Term Incentive Plan

     In June 2005, we adopted the 2005 Long Term Incentive Plan (the “2005 Plan”) intended to provide employees and non-employee directors of the Company and its subsidiaries with added incentive to remain employed by the Company and align such individuals’ interests with those of the Company’s shareholders. The material terms of the 2005 Plan are as follows:

     General. The 2005 Plan provides for the granting of stock options, stock appreciation rights, restricted stock awards, performance units and share awards and other incentive awards to designated eligible participants.

     Eligibility. Employees and non-employee directors of the Company, its subsidiaries and affiliates as may be identified by our Compensation Committee are eligible to be granted awards under the 2005 Plan. However, incentive stock options may be granted only to employees of the Company.

     Plan Administration. The 2005 Plan will be administered by our Compensation Committee, or such other committee as the Board of Directors may determine. The Compensation Committee will have the sole discretion to administer and interpret the 2005 Plan and to determine who shall be granted awards, the size and types of such awards and the terms and conditions of such awards.

     Shares Subject to the 2005 Plan. The aggregate number of shares of Common Stock reserved and available for issuance under the 2005 Plan is 2,500,000.

     Stock Options Both incentive stock options and nonqualified stock options may be granted under the 2005 Plan provided that incentive stock options may only be granted to employees of the Company or its subsidiaries. The exercise price per share of our Common Stock subject to each option will be set by the Compensation Committee but may not be less than the fair market value on the date of grant. Options granted under the 2005 Plan will be exercisable at the times and on the terms established by the Compensation Committee. The grant and the terms of incentive stock options shall be restricted to the extent required by the Internal Revenue Code.

     If and to the extent permitted in the applicable option agreement or award, the option price must be paid in full in cash or, may be made by (a) the delivery of Common Stock already owned by the participant having a total fair market value equal to the exercise price, (b) the delivery of cash by a broker-dealer as a “cashless” exercise, provided such method of payment may not be used by our executive officers or a member of the Board of Directors to the extent such payment method would violate the Sarbanes-Oxley Act of 2002, (c) a withholding by us of Common Stock subject to the option having a total fair market value equal to the exercise price, or (d) any combination of the foregoing.

     Stock Appreciation Rights. The 2005 Plan permits the grant of two types of stock appreciation rights: freestanding stock appreciation rights, tandem stock appreciation rights, or any combination thereof. A freestanding stock appreciation right is a stock appreciation right that is granted independently of any option. A tandem stock appreciation right is a stock appreciation right that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the stock appreciation right is similarly canceled). The Compensation Committee has complete discretion to determine the number of stock appreciation rights granted to any participant and the terms and conditions pertaining to such stock appreciation rights.

     Restricted Stock Award. The 2005 Plan permits the grant of restricted stock awards. Restricted stock may be issued or transferred for consideration or for no consideration, as may be determined by the Compensation Committee. The Compensation Committee may establish conditions under which restrictions on shares of restricted stock shall lapse over a period of time. The holder of a restricted stock award may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the restricted shares during the applicable restriction period. The Compensation Committee may accelerate the time at which any restrictions lapse, or remove any restrictions. During any restriction period and subject to the restrictions established by the Compensation Committee, the holder of a restricted stock award will have, with respect to the restricted stock, all of the rights of a shareholder in the Company including, but not limited to, the right to vote and to receive dividends.

     Performance Units and Performance Share Awards. The 2005 Plan permits the grant of performance units and performance share awards each of which shall represent the right to receive shares of Common Stock or cash, as provided in the particular award, upon achievement of certain performance goals and may be awarded either alone or in addition to other awards granted under the 2005 Plan. Performance units are denominated in units of value (including dollar value of shares of Common Stock) and performance shares are denominated in a number of shares of Common Stock. When performance units or performance shares are granted, the Compensation Committee will establish performance goals and the period during which the goals will be measured. After the applicable performance period has ended, the Compensation Committee will determine the extent to which the applicable performance goals have been achieved.

     Change of Control. In the event of a “change of control,” (a) stock options and stock appreciation rights become fully exercisable to the full extent of the original grant, (b) restrictions applicable to restricted stock awards lapse and the restricted stock becomes free of all restrictions and become fully vested and transferable to the full extent of the original grant, and (c) any performance goal or other condition with respect to performance units or performance shares will be deemed satisfied in full and the award fully distributable. Generally, a “change of control” will occur if any of the following events occur:

•	any person, together with such person’s affiliates and associates, becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of our outstanding voting securities,

•	our current members of the Board of Directors, together with any future members, the nomination of whom was approved by a vote of least two-thirds of the current board members or approved board members or by a majority of such members in the Nominations and Corporate Governance Committee (provided it is composed of a majority of such members), constitute less than a majority of the Board of Directors,

•	our shareholders approve a merger or consolidation unless (a) our voting securities prior to the merger or consolidation represent at least 30% of the voting securities of the entity after the merger or consolidation, or (b) no person acquires more than 30% of the voting securities, or

•	the shareholders approve our liquidation or sale of substantially all of our assets.

     Nontransferability of Awards. Awards granted under the 2005 Plan may not be sold, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or by the applicable laws of descent and distribution, or as may otherwise be specifically permitted by the compensation committee.

     Amendment and Termination of the 2005 Plan. Subject to rules applicable to companies listed on The Nasdaq National Market, the Board of Directors may amend or terminate the 2005 Plan at any time or from time to time, without obtaining the approval of the Company’s shareholders. No award may be granted after the tenth anniversary of the effective date of the 2005 Plan.

     Initial Grants. In connection with the Offering, and consistent in the case of Messrs. Meyer, Manly and Lightstone, with the terms of their employment agreements with respect to first-year grants, the Company has made grants of stock options and restricted stock to a number of executive officers and other senior managers. Each of the options has an exercise price of $12.50 per share, vests 25% per year over the first four anniversaries of grant and has a term of 10 years. Vesting will accelerate upon the employee’s death or disability or upon a change of control. The amounts of these grants of stock options and restricted stock are: Mr. Meyer (options for 45,143 shares and awards of 14,044 shares); Mr. Manly (options for 34,971 shares and awards of 10,880 shares); Mr. Lightstone (options for 23,571 shares and awards of 7,333 shares); Mr. Held (options for 10,286 shares and awards of 7,200 shares); Mr. Morris (options for 10,286 shares and awards of 3,200 shares); all executive officers as a group (options for 124,257 shares and awards of 42,657 shares) and our executive officers and senior managers as a group (options for 194,657 shares and awards for 64,558 shares). Our executive officers also elected to receive additional shares of restricted stock upon the consummation of the Offering by converting amounts accrued under the Long-Term Incentive Plan through March 26, 2005, plus a 10% Company match of such amounts, into shares of restricted stock. See, “Long Term Incentive Plan” below.

1999 Equity Incentive Plan

     We adopted our 1999 Equity Incentive Plan (the “1999 Plan”) in April 2000. In connection with the Offering, the Board of Directors terminated this plan (which will not affect outstanding options) and replaced it with the 2005 Plan. The 1999 Plan was established to attract, motivate and retain our employees and our affiliates, and to further our growth and financial success and our affiliates by aligning the interests of participants with the interests of our shareholders.

     The 1999 Plan is administered by a committee of non-employee directors appointed by the Board of Directors. The 1999 Plan provided for awards in the form of stock options, stock appreciation rights, restricted stock, performance units and performance shares, as determined by the committee. All employees and non-employee directors, as well as certain non-employee advisors and consultants, were eligible to receive awards under the 1999 Plan. A total of 2,175,000 shares of our Common Stock were issuable pursuant to the 1999 Plan. Awards vest upon a change in control of us, as defined in the 1999 Plan.

     Options granted under the 1999 Plan were either incentive stock options or nonqualified stock options, as determined by the committee administering the 1999 Plan. No participant was granted options with respect to more than 435,000 shares in any fiscal year. The terms of any option was determined by the committee administering the 1999 Plan, but no stock option may be exercised later than 10 years after the date of grant. The award agreement provided that we have the right to repurchase the stock if the grantee terminates employment.

     There are options for 952,859 shares of common stock outstanding, all of which are issued to executive officers. Options for 870,002 shares expire on December 31, 2005. Consequently, it is expected that these options (which have an exercise price of $11.49 per share) will be exercised on or before that date and shares acquired pursuant to these exercises will be sold in an amount at least sufficient to generate cash necessary to fund the payment of federal and state taxes incurred by these officers in connection with these option exercises.

     The Company has determined not to make any future grants under the 1999 Plan.

Long-Term Incentive Plan

     We also have a long-term incentive plan (the “LTIP”), which is a rolling three-year plan based on three years of performance. In connection with the Offering, the Board of Directors replaced the LTIP (which will not affect previously accrued amounts) with the 2005 Plan described above. Accordingly, we fixed awards under the LTIP at the amounts accrued through March 26, 2005 (being $336,656 for Mr. Meyer, $299,250 for Mr. Manly, $222,300 for Mr. Lightstone, $144,994 for Mr. Held, $156,750 for Mr. Morris and up to $2,014,683 for all executive officers as a group) and gave each executive officer the opportunity to “rollover” these awards into shares of restricted stock under the 2005 Plan upon consummation of the Offering, with a Company match of 10% of the amounts accrued by such executive officers under the LTIP. All of our executive officers elected to rollover these awards, and, as a result, our executive officers received, in the aggregate, 160,927 shares of restricted stock. This conversion resulted in the following issuances of restricted stock: 29,626 shares to Mr. Meyer; 26,334 shares to Mr. Manly; 19,563 shares to Mr. Lightstone; 12,759 shares to Mr. Held; and 13,794 shares to Mr. Morris.

     Prior to the rollover, there were two outstanding performance periods applicable to executive officers under the LTIP: (1) the three-fiscal year period which commenced April 1, 2003 and (2) the three-fiscal year period which commenced April 1, 2004. Those generally eligible for the LTIP are senior managers with responsibility for leadership and accountability for long-term growth and earnings as determined by the Compensation Committee. The LTIP establishes both a formula-based incentive pool and a discretionary awards pool. Incentive pool awards, constituting two-thirds of the plan awards, were determined at the LTIP’s inception, and discretionary pool awards, constituting one-third of the plan awards, will be determined at the end of each performance period. At the beginning of each three-year period, each participant was assigned a percentage of such participant’s base salary payable during the applicable three-year period. Each participant’s awards under the LTIP was calculated based upon this assigned percentage of the participant’s salary at the beginning of the plan year. Awards were payable in cash. Participants had the option to defer awards into the Deferred Compensation Plan discussed below. The LTIP is administered by the Compensation Committee. In connection with a sale (whether by merger, consolidation, sale of assets or otherwise) or an initial public offering by us special vesting rules may apply. In any such event the Compensation Committee would review the circumstances and determine the appropriate course of action to take at that time.

     The following table sets forth information regarding long-term incentive plan awards made during fiscal year 2005 to each of the named executive officers:

Long-Term Incentive Plans—Awards in Last Fiscal Year

		Performance or
		Other	Estimated Future Payouts Under Non-Stock
	Number of Shares,	Period Until	Price-Based Plans
	Units or	Maturation or	Threshold	Target	Maximum
Name	Other Rights (#)(1)	Payout(2)	($ or #)(3)	($ or #)(3)	($ or #)(4)
John M. Meyer	75% of salary	March 31, 2007	$59,063	$236,250	N/A
Robert W. Manly	70% of salary	March 31, 2007	52,500	210,000	N/A
Stephen A. Lightstone	60% of salary	March 31, 2007	39,000	156,000	N/A
Calvin R. Held	55% of salary	March 31, 2007	25,438	101,750	N/A
Richard L. Morris	55% of salary	March 31, 2007	27,500	110,000	N/A

(1)	The amount of the pool is determined by our Return On Net Assets (“RONA”). At the minimum threshold RONA, the pool for those eligible is $360,000. At the target RONA, the pool for those eligible is $1,440,000. Two-thirds of the pool is nondiscretionary and up to one-third of the pool is discretionary. The table reflects awards assuming the executive receives the maximum discretionary payment.

(2)	The formula based incentive pool, which is nondiscretionary, vests one-third on March 31, 2005, one-third on March 31, 2006 and one-third on March 31, 2007. There is no vesting schedule associated with the discretionary portion of the incentive pool and payments to participants from this pool are conditioned on the continued employment of the participant with the Company other than termination due to death, disability, normal retirement or transfer to certain affiliates of the

Company.

(3)	Calculation based on fiscal year 2005 salary levels.

(4)	There is no maximum amount.

Deferred Compensation Plan

     The Deferred Compensation Plan (the “Deferred Compensation Plan”) for executives was adopted by the Board of Directors in January 2001. Participation in the Deferred Compensation Plan is restricted to a group of executive officers and other management employees. Under the Deferred Compensation Plan, participating executives are allowed to defer payment of compensation awarded as long-term incentive plan compensation until a date elected by the executive in accordance with the Deferred Compensation Plan. The Deferred Compensation Plan generally allows payment in the form of a single lump sum or ten substantially equal annual installments following the date of payment. A.G. Edwards Trust Company acts as trustee for the Deferred Compensation Plan, which is administered by the Compensation Committee.

401(k) Plan

     We have established a 401(k) plan (the “401(k) Plan”) covering substantially all employees meeting certain minimum service requirements. The 401(k) Plan allows all qualifying employees to contribute up to 60% of employee compensation limited to the tax deferred contribution allowable by the Internal Revenue Code. We match 100% of the employee’s contribution up to 3% of employee compensation and 50% of the employee’s next 2% of employee compensation, for a maximum company match of 4% of employee compensation. Effective January 1, 2000, the 401(k) Plan was amended from a three-year cliff-vesting period to a 100% immediate vesting.

Severance Plan

     We have established an Executive Level Severance Pay Plan (the “Severance Plan”) covering our executive employees, which can be terminated by the Board of Directors at any time. The purpose of the Severance Plan is to provide eligible employees with base severance pay, supplemental severance pay and supplemental severance benefits for a specified period of time in the event that their employment is involuntarily terminated other than for good reason. Under the Severance Plan, those persons serving as Chief Executive Officer, President and Chief Financial Officer are entitled to receive the following benefits upon termination of the employment:

•	base severance pay equal to two weeks pay;

•	supplemental severance pay equal to fifty weeks of pay; and

•	continuation of health benefits coverage for fifty-two weeks following termination.

     Severance pay under the Severance Plan is generally payable in a lump sum following the date of termination. Supplemental severance pay and continuation of health benefits, however, are conditioned upon the employee’s execution of a general waiver and release agreement, and supplemental severance pay will be paid only after execution of that agreement.

Special Executive Retirement Plan

     We adopted a nonqualified, unfunded special executive retirement plan (the “Retirement Plan”), which was amended and restated as of October 1, 2004. Generally, the Retirement Plan provides annual retirement benefits to participants following their retirement based on a percentage of their average compensation multiplied by their years of credited service. The 2004 amendment to the Retirement Plan reduced the applicable benefit percentage for all executive officers to 1.5%, from 4.0% for Messrs. Meyer, Manly and Lightstone and from 2.0% for all other executive officers with respect to service performed after September 30, 2004. The following tables show the approximate annual retirement benefits that participating executive officers are expected to receive under the Retirement Plan starting at age 62 based on their levels of compensation and their years of credited service both before and after October 1, 2004. To calculate the approximate benefit payable to any executive officer, it is necessary to add the amounts determined under each table.

Special Executive Retirement Plan Tables

4% Applicable Percentage(1)
Pre-October 1, 2004 Years of Service

Pre-2004 Average
Remuneration	5	10	15	20
$ 125,000	$25,000	$50,000	$75,000	$100,000
150,000	30,000	60,000	90,000	120,000
175,000	35,000	70,000	105,000	140,000
200,000	40,000	80,000	120,000	160,000
225,000	45,000	90,000	135,000	180,000
250,000	50,000	100,000	150,000	200,000
300,000	60,000	120,000	180,000	240,000
400,000	80,000	160,000	240,000	320,000

(1)	An applicable percentage of 2% would result in 1/2 of the amount shown.

1.5% Applicable Percentage
Post-September 30, 2004 Years of Service

Final Average
Remuneration	5	10	15	20	25
$ 125,000	$9,375	$18,750	$28,125	$37,500	$46,875
150,000	11,250	22,500	33,750	45,000	56,250
175,000	13,125	26,250	39,375	52,500	65,625
200,000	15,000	30,000	45,000	60,000	75,000
225,000	16,875	33,750	50,625	67,500	84,375
250,000	18,750	37,500	56,250	75,000	93,750
300,000	22,500	45,000	67,500	90,000	112,500
400,000	30,000	60,000	90,000	120,000	150,000

     The benefits shown in the above tables are stated as approximate annual amounts payable in monthly installments as single life annuities starting at age 62, the plan’s normal retirement age. Benefits under the plan can be paid as an annuity or as a lump sum. Pre-Amendment benefits are based on the executive’s average base salary for full calendar years worked during 2001, 2002 and 2003, including amounts deferred to the 401(k) Plan or cafeteria plan. Post-Amendment benefits are based on the average of the executive’s final three calendar years’ base salary, including amounts deferred to the 401(k) Plan or cafeteria plan. An executive must complete five years of service after January 1, 2000, to be entitled to receive a benefit. Benefits shown above are offset by one-half of the Social Security benefits paid or payable at age 62 attributable to years of service with us and by any retirement benefits paid or payable under any ContiGroup qualified defined benefit pension plan.

     Credited service for benefit determination purposes as of March 26, 2005, is approximated below for each of the named executive officers:

		Accumulated Benefit	Accumulated Benefit
	Pre-Amendment	Percentage Prior to	Percentage After
Name	Years of Service	Amendment	Amendment
John M. Meyer	6.4	25.6%	0.75%
Robert W. Manly	7.9	31.6%	0.75%
Stephen A. Lightstone	6.2	24.8%	0.75%
Calvin R. Held	12.2	24.4%	0.75%
Richard L. Morris	0.9	1.8%	0.75%

Directors’ and Officers’ Insurance

     We currently maintain a directors’ and officers’ liability insurance policy that provides our directors and officers with liability coverage relating to certain potential liabilities.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee currently consists of three independent directors. The Compensation Committee is responsible for overseeing and evaluating the compensation of the executive officers of the Company and its subsidiaries (and their performance relative to their compensation) and assuring that such executive officers are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practices, and the requirements of the appropriate regulatory bodies.

Compensation Objectives and Philosophy

     The Compensation Committee believes that the compensation of the Company’s executive officers should (i) encourage effective recruitment and retention of the those individuals, and (ii) align the interests of those individuals with the interests of the Company and its shareholders. The Compensation Committee believes that it can achieve these goals by integrating compensation with the Company’s annual and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with similarly-sized companies, taking into account Company performance and geographic location, as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, and bonus and equity incentive awards, which are discussed separately below.

     The Company generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt, performance-based compensation) is limited to no more than $1.0 million per year. A Company objective is to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. Gains on exercises of stock options awarded under long-term incentive plans are considered to be “performance-based” compensation not subject to the Section 162(m) deductibility limit.

Executive Officer Base Salary

     The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer, and, based on such review, approves salaries and raises for such executive officers and makes recommendations to the entire Board of Directors for approval. The Compensation Committee sets the salary of each executive officer on an individual basis, taking into account the individual’s level of responsibility and performance, along with market information and the base salaries and other incentives paid to executive officers of other similarly-sized companies.

Executive Officer Bonuses

     The Compensation Committee believes that a portion of executive officer compensation should depend on the Company’s performance and each individual’s contribution to the Company’s success in meeting corporate and financial objectives. Bonuses paid for fiscal 2005 were determined on an individual basis. For officers other than the Chief Executive Officer, the Compensation Committee evaluated each executive officer with the Chief Executive Officer to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria, taking into account economic and industry conditions. The Compensation Committee approved the executive officer bonuses and then recommended them to the Board, where they were approved by the entire Board.

Equity Incentive Awards

     Equity incentive awards under the Company’s 2005 Plan, discussed above, including stock options, stock appreciation rights, restricted stock awards, performance units and performance share awards, represent an important part of the Company’s performance-based compensation. The Compensation Committee believes that the interests of the Company’s shareholders are well served by aligning the interests of the Company’s executive officers with those of its shareholders through the award of equity incentive compensation, like stock options. The Compensation Committee has several alternatives under the 2005 Plan. As part of the Offering, the Compensation Committee awarded restricted stock and options to purchase Common Stock, both at an exercise price equal of $12.50 per share. The Compensation Committee believes that such awards provide the Company’s executives with substantial incentive to maximize the Company’s long-term success. The total number of stock options granted as part of the Offering was 194,657, of which 124,257 were issued to named executive officers. The total amount of restricted stock granted as part of the Offering was 64,558, of which 42,657 were issued to named executive officers.

Chief Executive Officer Compensation

     The Compensation Committee determines the compensation (including bonus and equity incentive awards) of the Chief Executive Officer using the same criteria as for the other executive officers. John M. Meyer has served as the Company’s Chief Executive Officer since 1998. For fiscal year 2005, the Compensation Committee approved and recommended to the Board of Directors for approval (which approval was granted by the Board of Directors), a bonus of $900,000 for Mr. Meyer’s service.

Members of the Compensation Committee:

Michael J. Zimmerman
Paul J. Fribourg
Dean A. Mefford

AUDIT COMMITTEE REPORT

     The Audit Committee of the Company is currently composed of three independent members of the Board of Directors (all of whom meet the independence requirements of the SEC and The Nasdaq Stock Market) and operates under a written charter adopted by the Board of Directors. In addition, Messrs. McGill and Patterson each qualify as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee appoints and retains the Company’s independent registered public accounting firm which appointment is then confirmed and ratified by the Board of Directors. The selection is subsequently submitted to the shareholders of the Company for ratification.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and Rule 2-07 of Regulation S-X under the Exchange Act.

     The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

     Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 26, 2005 to be filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Maurice L. McGill
William R. Patterson
Ronald E. Justice

NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE REPORT

     The Nominations and Corporate Governance Committee of the Company is currently composed of three independent members of the Board of Directors (all of whom meet the applicable independence requirements of the SEC and The Nasdaq Stock Market) and operates under a written charter adopted by the Board of Directors, which charter is available for review on the Company’s website at www.psfarms.com under “Financial Information.”

     The Nominations and Corporate Governance Committee is appointed by the Board of Directors to provide assistance to the Board of Directors, the Chairman and the CEO of the Company in the areas of: (a) recommending candidates for election to the Board of Directors, (b) overseeing the organization and membership of the Board of Directors, (c) structuring and overseeing the operations of our various Board committees, (d) planning for the succession of our key officers and employees, (e) overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and (f) dealing with all other matters related to corporate governance and the rights and interests of our shareholders, as directed by the Board of Directors.

Members of the Nominations and Corporate Governance Committee

Paul J. Fribourg
Michael J. Zimmerman
Maurice L. McGill

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Our Common Stock became registered pursuant to Section 12 of the Exchange Act in June 2005. As a result of such registration, Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and beneficial holders of more than 10% of the Company’s Common Stock to report their initial ownership of the Company’s Common Stock and any subsequent change in that ownership to the SEC. The SEC has established specific due dates for these reports, and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports.

     Since the Company’s directors, executive officers and the holders of more than 10% of the Company’s Common Stock did not become subject to Section 16(a) until June 2005, they were not required to file reports under 16(a) for the fiscal year ended March 26, 2005.

Performance Graph

     Our Common Stock was not registered pursuant to Section 12 of the Exchange Act as of March 26, 2005. Shares of our Common Stock were sold in an initial public offering on June 13, 2005 at $12.50 per share. The closing price of our Common Stock on July 21, 2005 was $14.65.

Shareholder Proposal Deadlines

     Any shareholder of the Company may propose business to be brought before the Company’s 2006 Annual Meeting of Shareholders to be held in the Company’s 2007 fiscal year. A shareholder proposal not included in the Company’s proxy statement for the 2006 Annual Meeting of Shareholders to be held in the Company’s 2007 fiscal year will be ineligible for presentation at the meeting unless the shareholder gives timely notice in writing of the shareholder’s intent to propose such business and otherwise complies with the provisions of the Company’s Bylaws. The Bylaws of the Company require that for business to be properly brought before an annual shareholders’ meeting, a Company shareholder must give timely notice in writing to the Secretary of the Company. To be timely, a shareholder notice must be delivered to or mailed and received at the Company’s principal executive officers not less than 120 calendar days prior to the date of such meeting. The shareholder’s notice to the Company shall set forth: (a) a brief description of the business desired to be brought before the annual shareholders’ meeting, (b) the reasons for conducting such business at the annual shareholders’ meeting and any material interest in such business of such shareholder and the beneficial owner (as such term is defined in Rule 13d-3 as then in effect under the Exchange Act), if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address of such shareholder as it appears on the Company’s books, and of such beneficial owner; (d) a representation that the shareholder is a holder of record of shares of stock of the Company entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business; (e) the class and number of shares of the Company which are beneficially owned (as such term is defined in Rule 13d-3 as then in effect under the Exchange Act) and of record by such shareholder and such beneficial owner; (f) a description of all arrangements or understandings between such shareholder and any other person in connection with the proposal; and (g) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A as then in effect under the Exchange Act, had proxies been solicited by the Board of Directors with respect thereto.

     Proposals by shareholders of Common Stock which are intended to be presented at the 2006 Annual Meeting of Shareholders to be held in the Company’s 2007 fiscal year must be received by the Company no later than April 10, 2006, to be eligible for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Exchange Act.

     Because there is no pending notice that has been received in a timely manner, the only business which may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the meeting by or at the direction of the Board of Directors. The Board of Directors does not intend to present any matter for action at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.

Expenses of Solicitation

     This proxy solicitation is being made by the Board of Directors of the Company. All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by some of the regular employees of the Company. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of Common Stock held of record by such persons.

Householding of Proxy Materials

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports where two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. A number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to the Company at 805 Pennsylvania, Suite 200, Kansas City, Missouri 64105, or contact the Company via telephone number (816) 472-7675. The Company will provide a separate copy of this Proxy Statement and the annual report to any shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

Annual Report

     The Company filed its Annual Report for the fiscal year ended March 26, 2005 on Form 10-K with the SEC on May 16, 2005. A copy of the Annual Report, including audited financial statements and the report thereon by Deloitte & Touche LLP, is included with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Gerard J. Schulte

Gerard J. Schulte
Secretary

Kansas City, Missouri
July 22, 2005

PREMIUM STANDARD FARMS, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
(as of May 6, 2005)

I. Purpose

The purpose of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Premium Standard Farms, Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities to the stockholders, potential stockholders and the investment community with respect to matters involving the accounting, financial reporting and internal control functions of the Company and its subsidiaries. These responsibilities include assisting the Board in overseeing: (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications, independence and performance, and (d) the performance of the Company’s internal audit function. The Audit Committee also will prepare the Audit Committee report that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement. The Audit Committee also will review periodically and oversee the financial reporting process, the system of internal controls and the audit process, and will oversee the Company’s process for monitoring compliance with the Company’s policies and Code of Ethics.

II. Membership and Qualification

The Audit Committee members will be elected by the Board and will serve at the discretion of the Board. The Audit Committee will consist of not less than three directors, each of whom will be independent as required by: (a) NASD Rule 4200(a)(15); (b) Section 10A(m) of the Securities Exchange Act of 1934, as may be amended from time to time (the “Exchange Act”); (c) Rule 10A-3(b)(1) under the Exchange Act (subject to exemption provided in Rule 10A-3(c)), and (d) any other rules and regulations of the SEC promulgated under the Exchange Act. The Audit Committee members will be elected annually by the Board for the term of one year, or until their successors are duly elected and qualified. The Board also appoints the Audit Committee Chairman.

     A. Special Limitation

If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair such member’s ability to serve effectively on the Company’s Audit Committee and such determination by the Board must be disclosed in the Company’s annual proxy statement.

     B. Special Qualifications

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Audit Committee shall, in the judgment of the Board, be an “audit committee financial expert” as defined by the SEC in Item 401(h)(2) of Regulation S-K, as amended from time to time, and at least one Audit Committee member (who may also serve as the “audit committee financial expert”) shall, in the judgment of the Board, meet the financial sophistication standard as required by NASD Rule 4350(d)(2)(A).

III. Meetings and Other Actions

The Audit Committee will meet at least four times each year and at such other times as may be necessary to fulfill its responsibilities. The Audit Committee will meet following the end of each fiscal quarter of the Company prior to the release of quarterly or annual earnings to review the financial results of the Company for the preceding fiscal quarter or year, as the case may be. Meetings may be called by the Chairman of the Audit Committee or the Chairman of the Board. In addition, the Audit Committee will meet at any time that the independent auditors believe communication to the Audit Committee is necessary. All meetings and other actions of the Audit Committee will be held and taken pursuant to the Bylaws of the Company (including, without limitation, bylaw provisions governing notice of meetings and waiver thereof, the number of Audit Committee members required to take actions at meetings and by written consent) and the General Corporation Law of the State of Delaware.

(i)	As part of its meetings, the Audit Committee will meet separately, at least quarterly, with each of management, the Company’s internal auditors, if any, and the Company’s independent auditors.

(ii)	Reports of meetings of and actions taken at meetings or by written consent by the Audit Committee since the most recent Board meeting (except to the extent covered in an interim report circulated to the Board) will be made by the Audit Committee Chairman or his or her delegate to the Board at its next regularly scheduled meeting following the Audit Committee meeting or action and will be accompanied by any recommendations from the Audit Committee to the Board. In addition, the Audit Committee Chairman or his or her delegate will be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Audit Committee.

IV. Goals, Responsibilities and Authority

In carrying out its duties and responsibilities, the Audit Committee should design its policies and procedures to be flexible, so that it may be in a position to react or respond appropriately to changing circumstances or conditions and to ensure that the corporate accounting and financial reporting practices of the Company, as well as the auditing process, are in accordance with all applicable requirements, and also are appropriately tailored for the Company’s specific business and financial risks. In carrying out its duties and responsibilities, the following are within the responsibilities and authority of the Audit Committee.

     A. Internal Controls

In conjunction with management, the independent auditors and the internal auditors, if any, the Audit Committee will periodically evaluate the adequacy of the Company’s financial reporting systems and business process controls, discuss significant exposures and the actions management has taken to monitor and control such exposures, and elicit any recommendations for the improvement of the internal control procedures or particular areas where new or more detailed controls or procedures are desirable. In addition, the Audit Committee will review significant findings noted by the independent auditors and the internal auditors, if any, in the course of their audit functions, as well as management responses.

     B. Financial Reporting Generally

In connection with its general oversight of the Company’s financial reporting, the Audit Committee will:

(1)	Evaluate significant accounting and reporting issues identified in any analyses prepared by management or the independent auditors or otherwise identified in the course of the Audit Committee’s review of the Company’s financial statements and discussions with its auditors, with due consideration of their impact on the Company’s financial statements.

(2)	Review with management and the independent auditors, management’s proposals regarding:

(a)	new accounting pronouncements:

(b)	the adoption of, and changes of choice regarding, material accounting principles and practices to be followed when preparing the financial statements of the Company, including with respect to material new transactions or events;

(c)	alternative principles and practices that could have been followed;

(d)	the reasons for selecting the principles and practices to be followed;

(e)	the financial impacts of the principles and practices selected as compared to those of the other alternatives available; and

(f)	the provision of any “pro forma” or “adjusted” non-GAAP information.

(3)	Inquire as to whether the independent or internal auditors have any concerns regarding:

(a)	the possibility of significant accounting or reporting risks or exposures;

(b)	the appropriateness and quality of significant accounting treatments and whether there has been any aggressive creativity in any such treatments;

(c)	any business transactions that may affect the fair presentation of the Company’s financial condition or results of operations; and

(d)	any weaknesses in the Company’s internal control systems.

(4)	Establish and maintain procedures for:

(a)	The receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	The confidential, anonymous submission by employees of the Company of any concerns regarding questionable accounting or auditing matters.

(5)	Affirm in connection with the Audit Committee’s review of the Company’s annual and quarterly financial statements that the independent auditors communicate certain matters to the Audit Committee as required by professional standards related to their audit of the annual financial statements and their review of the interim financial information.

(6)	Discuss with management, on a pre-issuance basis all of the following:

(a)	The types of information to be disclosed and types of presentation to be made in earnings press releases and in financial information and earnings guidance provided to analysts and rating agencies;

(b)	Significant financial reporting matters to be disclosed in any SEC filings, such as a change in accounting principles or extraordinary and non-recurring items and transactions or any other filing containing the Company’s financial statements; and

(c)	Significant matters to be disclosed in Form 8-K filings with the SEC.

(7)	The Audit Committee Chairman may represent the entire Audit Committee for purposes of reviewing and discussing with management and the independent auditors the Company’s earnings press releases, financial information and earnings guidance furnished to analysts and rating agencies, and interim financial statements.

C.	Financial Disclosure

In fulfilling its duties and responsibilities, the Audit Committee will:

(1)	Review and discuss with management and the independent auditors the Company’s annual report on Form 10-K and annual audited financial statements prior to the filing of such financial statements with the SEC, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee will review any items communicated by the independent auditors to the Audit Committee in accordance with SAS 61, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The Audit Committee will recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

(2)	Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee will review any items communicated by the independent auditors in accordance with generally accepted auditing standards.

(3)	Prior to the filing of the respective audit report with the SEC, review with the independent auditors the following items as to which the independent auditors are required to report to the Audit Committee: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of material items within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

(4)	From time to time as determined by the Audit Committee, review with the independent auditors and management all material transactions involving related persons or entities, with clear discussion of arrangements that may involve transaction terms or other aspects that differ from those which would likely be negotiated with clearly independent parties.

(5)	From time to time as determined by the Audit Committee, review with the independent auditors their judgments about the quality and appropriateness of the Company’s accounting principles as applied to its financial reporting.

(6)	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing group, if any, and the Board.

D.	Oversight of the Company’s Internal Audit Function

In conjunction with the Audit Committee’s review of financial statements and reports, the Audit Committee will:

(1)	Oversee the Company’s internal auditing group, if any, which will report functionally to the Audit Committee and administratively to the Chief Financial Officer of the Company.

(2)	Review periodically with management the appointment and replacement of the senior internal auditing executive, if any.

(3)	Review with management and the independent auditors the adequacy and effectiveness of the Company’s financial reporting processes and controls, including: (a) internal controls and procedures for financial reporting (including any significant deficiencies in the design or operation of internal controls, any material weaknesses in internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls), and (b) disclosure controls and procedures.

(4)	Review all material reports to management prepared by the internal auditing group and management’s responses.

(5)	Discuss with the independent auditors and management the internal auditing group responsibilities, budget, staffing and independence and any recommended changes in the planned scope of the internal audit.

(6)	Meet with the Company’s internal auditors (or other personnel responsible for the Company’s internal audit function) periodically in a private session without other members of management present to discuss matters that the Audit Committee or the internal auditors believe should be discussed.

E.	Independent Auditors

The Audit Committee has sole authority and direct responsibility to appoint, compensate, evaluate, retain, replace and oversee the work of the independent auditors rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors will report directly to the Audit Committee and will, in all respects, be accountable to the Audit Committee. Accordingly, the Audit Committee will have direct responsibility to:

(1)	Select, retain, and if necessary, replace the Company’s independent auditors, based upon the Audit Committee’s review of the independence and effectiveness of the independent auditors.

(2)	Approve the fees and other compensation to be paid to the independent auditors and the funding thereof. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company.

(3)	Meet with management and the independent auditors to review the scope of the proposed audit for the current year and material audit procedures to be used.

(4)	Oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purposes of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

(5)	Evaluate the qualifications, performance and independence of the independent auditors on an ongoing basis, including the following:

(a)	consider whether the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence;

(b)	obtain and review a report from the independent auditors at least annually regarding: (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the Company (including disclosures required by Independence Standards Board Standard No. 1, as amended from time to time);

(c)	review and discuss with the accountants any disclosed relationships or services that accountants have with the Company which may affect the accountants’ independence;

(d)	review and evaluate the qualifications, performance and independence of the lead audit partner of the independent auditors;

(e)	take into account the opinions of management and the senior internal auditing executive;

(f)	consider the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other audit partner subject to rotation and consider whether there should be a regular rotation of the audit firm itself; and

(g)	present its conclusions with respect to the independent auditors to the Board for its information at least annually.

(6)	The Audit Committee is responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent accountants.

(7)	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which must be approved by the Audit Committee prior to the completion of the audit. In lieu of pre-approving audit and permitted non-audit services, the Audit Committee may establish policies and procedures for the engagement of independent auditors to perform such services, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of such service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

(8)	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

(9)	Engage independent counsel and other advisors as the Audit Committee determines necessary or advisable to carry out its duties. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

F.	Reporting Responsibilities

In fulfilling its duties and responsibilities the Audit Committee will:

(1)	Regularly update the Board of Directors about the Audit Committee’s activities and make appropriate recommendations.

(2)	Make such reports of its activities and evaluations as may be required by the SEC in the Company’s proxy statement and/or annual report or as determined to be appropriate by the Board.

G.	Resources

The Audit Committee will have the right to use reasonable amounts of time of the Company’s internal and independent accountants, internal and outside lawyers and other internal staff and will also have the right to hire independent accounting experts, lawyers and other consultants to assist and advise the Audit Committee in connection with its responsibilities. The Company will provide funding for any other expenditures of the Audit Committee related to the performance of its duties. The Audit Committee will keep the Company’s Chief Financial Officer advised as to the general range of anticipated expenses for outside consultants.

H.	General Duties and Responsibilities

(1)	The Audit Committee shall review annually this Charter for adequacy and recommend any changes to the Board.

(2)	The Audit Committee shall review and prior approve all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a party.

(3)	To the extent permitted by applicable law and applicable NASD Rules, as amended from time to time, the Audit Committee may delegate authority to individual Audit Committee members or such sub-audit committees as the Audit Committee deems appropriate and will review the actions of all such individuals or sub-audit committees as appropriate. Without limiting the foregoing, the Audit Committee may delegate to its Chairman the authority to: (i) pre-approve any engagement for audit services or permitted non-audit services within the policy limits set by the full Audit Committee, (ii) discuss with the independent auditors the matters required to be discussed under generally accepted auditing standards with respect to interim financial statements, and (iii) discuss with the independent auditors their evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation that the independent auditor received during the course of the audit.

(4)	While the Audit Committee has the responsibilities and powers set forth in this Charter, and may perform all other functions as assigned by law, the Company’s Articles of Incorporation or Bylaws, as amended from time to time, or by the Board of Directors, it is not the duty of the Audit Committee: (i) to plan or conduct audits, (ii) to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or (iii) to determine that the Company’s internal controls are free of material defects.

(5)	The Audit Committee may rely in good faith upon the records of the Company and upon the information, opinions, reports or statements presented to the Audit Committee by management, the independent auditors, and other advisers of the Company or the Audit Committee. The Audit Committee will not be required to verify any such information.

(6)	The provisions of this Charter supersede any provisions of the Company’s Bylaws that conflict with this Charter.

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PROXY

Annual Meeting of Shareholders
of
Premium Standard Farms, Inc.

September 8, 2005, 9:00 a.m.
Kansas City, Missouri

This Proxy is being solicited by the Board of Directors of Premium Standard Farms, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on September 8, 2005.

The undersigned hereby appoints John M. Meyer, Stephen A. Lightstone and Gerard J. Schulte, and each of them, the proxies of the undersigned with full power of substitution to vote, as indicated herein, all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2005 Annual Meeting of Shareholders of the Company to be held on September 8, 2005, at 9:00 a.m. CDT, in Conference Room 1A of the First Floor of the South Tower of State Street’s offices at 805 Pennsylvania Avenue, Kansas City, Missouri 64105, and any adjournment thereof (the “Annual Meeting”), with the same force and effect as the undersigned might or could do if personally present thereat. If no direction is given, the Proxy will be voted as recommended by the Board of Directors of the Company. The proxies named herein are also authorized to vote upon all other matters as may properly come before the Annual Meeting, or any adjournment thereof, utilizing his own discretion as set forth in the Proxy Statement. Receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement, both dated August 8, 2005, is hereby acknowledged.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

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Please make your vote as indicated in this example ☒

Proposal No. 1   ELECTION OF THE FOLLOWING TWO NOMINEES FOR DIRECTORS TO SERVE FOR THE TERM EXPIRING AT THE 2008 ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY HELD IN THE COMPANY’S 2009 FISCAL YEAR OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED:

John M. Meyer and Paul J. Fribourg

FOR ___        WITHHOLD AUTHORITY ___            FOR ___, except withheld from the following nominees: _______________________

Proposal No. 2   RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY:

FOR ___                     AGAINST ___                     ABSTAIN ___

PLEASE MARK, DATE, AND SIGN EXACTLY AS YOUR NAME(S) APPEARS HEREON, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s):

(Authorized Signature(s))

(Print Name of Shareholder)

Date:

[Note: Joint owners should each sign. When signing in a fiduciary or representative capacity, please give full title as such. If the ballot is executed by a corporation, it should be signed in full corporate name by a duly authorized officer. If the ballot is being executed by a partnership, it should be signed in the partnership name by an authorized person.]